Exhibit 99.1
Sema4 Reports Third Quarter 2021 Financial Results and Business Highlights
36% increase in test volume (excluding COVID-19 tests) compared to the same period last year
17% growth in revenue (excluding COVID-19 tests) compared to the same period last year
Full year 2021 total revenue guidance range of $201 million to $204 million
Sema4 to host conference call today at 4:30 p.m. ET
STAMFORD, CT — November 15, 2021 — Sema4 Holdings Corp. (Nasdaq: SMFR) (“Sema4”), an AI-driven genomic and clinical data intelligence platform company, today reported the financial results for the third quarter ended September 30, 2021 and provided an update on key strategic and operational initiatives.
“We continued to make significant progress this quarter expanding our infrastructure while also building our platform of algorithms. These activities will allow us to better accommodate volume growth while increasing the resolution of data that each sample provides,” said Eric Schadt, PhD, Founder and Chief Executive Officer of Sema4. “The access to capital from our public markets transition has allowed us to scale investments in technology, infrastructure, and people, all with the aim to better serve our current and future health system partners to enhance patient care. It is early days in the journey and we exited the quarter seeing accelerating growth and a broadening scope of opportunity in front of us.”
Third Quarter & Recent Highlights
•Diagnostic test volumes were up 36% compared to the same period of 2020, with 69,895 tests resulted during the third quarter of 2021 (excluding COVID-19 tests). This includes 166% growth in Oncology and 33% growth in Women’s Health.
•Revenue in the third quarter increased 17% (excluding COVID-19 tests) compared to the same period of 2020, resulting in total revenue of $43.2 million compared to $38.6 million.
•Lab capacity and informatics infrastructure continued to be built out, enabling significantly higher volumes in support of deeper penetration of existing health systems and onboarding of additional health systems.
•Announced a fourth health system partnership, Avera Health, and the launch of a broad precision medicine initiative to leverage Sema4’s health intelligence platform to curate data and create predictive system-wide modeling.
•Centrellis now contains over 11.9 million de-identified individual clinical records, including over 500,000 with matching clinical genomic profiles, making it one of the largest known data set of this kind in the world.
•Launched Sema4 Elements™, our portfolio of data science-driven products and services to support reproductive and generational health.
•Published two papers in collaboration with the Icahn School of Medicine at Mount Sinai focused on the prediction of Postpartum Hemorrhage using Sema4 machine learning algorithms, derived from large-scale, comprehensive real-world data, to predict clinical outcomes and drive meaningful changes in the standard of care.
•Strengthened executive team by adding a world-renowned expert in computational biology, Gustavo Stolovitzky, as Chief Science Officer in September.

Third Quarter Financial Results
Total revenue for the third quarter of 2021 was $43.2 million, compared to $38.6 million in the third quarter of 2020. Revenue growth was driven primarily by an increase of volume from Women’s Health and Oncology testing.
Cost of services was $58.8 million in the third quarter of 2021, compared to $36.5 million in the same period of 2020. The increase was a result of expansion at our Stamford clinical laboratory, increased headcount, investments in systems and higher logistical and supply costs due to increased volumes in our non-COVID business. We anticipate these new investments will enable us to support continued volume growth with significantly higher cost efficiencies over time.

Adjusted cost of service, which excludes stock-based compensation expense was $55.1 million in the third quarter of 2021, compared to $33.0 million in the same period of 2020.
Operating expenses for the third quarter of 2021 were $74.0 million, compared to operating expenses of $58.1 million in the third quarter of 2020. The increase in operating expenses was due in part to higher personnel-related costs as we build out our laboratory operations and investment in our health intelligence platform, as well as incremental public company expenses.
Adjusted operating expenses, which excludes stock-based compensation and non-recurring transaction costs associated with our go public process, for the third quarter of 2021 were $59.3 million, compared to $32.1 million in the same period of 2020.
Net income for the third quarter of 2021 was $31.4 million compared to a net loss of ($56.6) million for the same period in 2020. Net income included other income of $122.2 million related to the change in fair market value of warrant and earn-out contingent liabilities recorded in connection with the merger with CM Life Sciences, Inc.
Total cash, including cash equivalents, was $461.3 million as of September 30, 2021. As of November 8, 2021, Sema4 had 241,261,362 outstanding shares of Class A common stock.
“We are in growth mode and made a number of investments in the quarter to capitalize on the current and future opportunities for growth at Sema4,” said Isaac Ro, Chief Financial Officer of Sema4. “We expect those investments to drive improved financial performance in subsequent quarters with higher reimbursement in our oncology portfolio, enhanced sales force productivity, and greater efficiency in our lab operations.”
Full Year and Fourth Quarter 2021 Guidance
Sema4 expects full year 2021 total revenue to be in the range of $201 million to $204 million. Fourth quarter resulted volume is expected to be in the range of 73,000 to 79,000 tests (excluding COVID-19 tests). This range implies 20% to 30% resulted volume growth (excluding COVID-19 tests) compared to the fourth quarter of 2020 and 9% growth (excluding COVID-19) at the midpoint compared to the third quarter of 2021.
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Webcast and Conference Call Details
Sema4 will host a conference call today, November 15, 2021, at 4:30 p.m. Eastern Time. Interested parties may access the live teleconference by dialing (844) 631-4065 for domestic callers or (929) 517-0920 for international callers, followed by conference ID: 4636627. A live and archived webcast of the event will also be available on the “Events” section of the Sema4 investor relations website at https://ir.sema4.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our long-term goal for 2023 revenue, and our expectations for our growth and future investment in our business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, and (iii) the size and growth of the market in which we operate. In particular, our ability to achieve our long-term goal for 2023 revenue is highly dependent on a number of variables, including our ability to increase the number of billable tests and achieve reimbursement for our tests from third-party payers, our ability to successfully execute our technology and business development plans and growth strategy, our ability to compete in rapidly developing markets, our ability to demonstrate the clinical utility of and continue to commercialize our platforms including Centrellis and Traversa, and the continuation of favorable regulations affecting the markets in which we operate. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2021 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations. Furthermore, our long-term goal for 2023 revenue should not be looked upon as “guidance” of any sort.
About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.
Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com

Sema4 Holdings Corp.
Condensed Balance Sheets
(In thousands, except per share amounts)

	September 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$461,276	$108,132
Accounts receivable	21,257	32,044
Due from related parties	413	289
Inventory	31,174	24,962
Prepaid expenses	20,205	4,557
Other current assets	4,186	4,124
Total current assets	$538,511	$174,108
Property and equipment, net	60,333	63,110
Restricted cash	900	10,828
Other assets	3,613	3,596
Total assets	$603,357	$251,642

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$43,079	$38,591
Due to related parties	1,425	1,425
Current contract liabilities	493	1,783
Other current liabilities	26,369	31,643
Total current liabilities	$71,366	$73,442
Long-term debt, net of current portion	11,000	18,971
Stock-based compensation liabilities	—	131,989
Other liabilities	21,699	22,852
Warrant liability	46,629	—
Earn-out contingent liability	61,400	—
Total liabilities	$212,094	$247,254

Commitments and contingencies (Note 9)

Redeemable convertible preferred stock:
Series A-1 redeemable convertible preferred stock, $0.00001 par value: 0 and 55,399,943 shares authorized, issued and outstanding at September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $55,000 at September 30, 2021 and December 31, 2020, respectively	—	51,811
Series A-2 redeemable convertible preferred stock, $0.00001 par value: 0 and 64,718,940 shares authorized at September 30, 2021 and December 31, 2020, respectively; 0 and 49,700,364 shares authorized, issued and outstanding at September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $49,342 at September 30, 2021 and December 31, 2020, respectively	—	46,480
Series B redeemable convertible preferred stock, $0.00001 par value: 0 and 41,937,960 shares authorized, issued and outstanding at September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $204,302 at September 30, 2021and December 31, 2020, respectively	—	118,824
Series C redeemable convertible preferred stock, $0.00001 par value: 0 and 24,497,317 shares authorized at September 30, 2021 and December 31, 2020, respectively; 0 and 24,496,946 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $121,397 at September 30, 2021 and December 31, 2020, respectively	—	117,324

Redeemable convertible preferred stock	—	334,439
Stockholders’ equity (deficit):
Preferred Stock, $0.0001 par value: 1,000,000 and 0 shares authorized at September 30, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Class A common stock: $0.0001 par value, 380,000,000 shares authorized, 240,190,402 shares issued and outstanding at September 30, 2021 and $0.00001 par value: 309,584,750 shares authorized, 124 shares issued and outstanding at December 31, 2020	24	—
Class B convertible common stock, $0.00001 par value: 0 and 18,575,085 shares authorized at September 30, 2021 and December 31, 2020, respectively; 0 and 130,557 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	926,253	$—
Accumulated deficit	(535,014)	(330,051)
Total stockholders’ equity (deficit)	391,263	(330,051)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$603,357	$251,642

Sema4 Holdings Corp.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue
Diagnostic test revenue (including related party revenue of $20 and $86 for the three months ended September 30, 2021 and 2020, respectively and $90 and $186 for the nine months ended September 30, 2021 and 2020, respectively)	$41,410	$37,893	$148,973	$113,759
Other revenue (including related party revenue of $65 and $0 for the three months ended September 30, 2021 and 2020, respectively and $153 and $0 for the nine months ended September 30, 2021 and 2020, respectively)	1,768	715	5,421	1,606
Total revenue	43,178	38,608	154,394	115,365
Cost of services (including related party expenses of $656 and $452 for the three months ended September 30, 2021 and 2020, respectively and $1,942 and $1,485 for the nine months ended, September 30, 2021 and 2020 respectively)	58,752	36,530	180,195	111,754
Gross (loss) profit	(15,574)	2,078	(25,801)	3,611
Research and development	17,831	19,083	82,916	41,540
Selling and marketing	22,121	12,735	69,937	33,154
General and administrative	33,230	24,342	147,941	39,627
Related party expenses	847	1,933	3,532	6,239
Loss from operations	(89,603)	(56,015)	(330,127)	(116,949)

Other income (expense), net:
Change in fair market value of warrant and earn-out contingent liabilities	122,171	—	122,171	—
Interest income	27	63	57	473
Interest expense	(683)	(637)	(2,128)	(1,826)
Other income (expense), net	(520)	(26)	5,064	2,645
Total other income (expense), net	120,995	(600)	125,164	1,292
Income (loss) before income taxes	$31,392	$(56,615)	$(204,963)	$(115,657)
Income tax provision	—	—	—	—
Net income (loss) and comprehensive income (loss)	$31,392	$(56,615)	$(204,963)	$(115,657)
Weighted average shares outstanding of Class A common stock for basic earnings	185,680,394	124	63,121,738	124
Weighted average shares outstanding of Class A common stock for diluted earnings	210,330,946	124	63,121,738	124
Basic net income (loss) per share, Class A common stock	$0.17	$(456,573)	$(3.25)	$(932,718)
Diluted net income (loss) per share, Class A common stock	$0.15	$(456,573)	$(3.25)	$(932,718)

Sema4 Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands) (Unaudited)

	Nine months ended September 30,
	2021	2020
Operating activities
Net loss	$(204,963)	$(115,657)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	16,012	8,147
Stock-based compensation expense	182,454	30,073
Change in fair value of warrant and contingent liabilities	(122,171)	—
Provision for excess and obsolete inventory	1,122	—
Non-cash lease expense	1,174	2,203
Loss on extinguishment of debt	301	—
Change in operating assets and liabilities:
Accounts receivable	10,787	(3,159)
Inventory	(7,334)	(8,105)
Prepaid expenses and other current assets	(15,710)	516
Due to/from related parties	(124)	617
Other assets	(17)	1,174
Accounts payable and accrued expenses.	4,685	(537)
Contract liabilities	(1,290)	(135)
Other current liabilities	(3,375)	10,068
Net cash used in operating activities	(138,449)	(74,795)

Investing activities
Purchases of property and equipment	(4,344)	(17,310)
Development of internal-use software assets	(8,749)	(3,165)
Net cash used in investing activities.	(13,093)	(20,475)

Financing activities
Proceeds from issuance of Series C redeemable convertible preferred stock, net of issuance costs	—	117,326
Proceeds from PIPE issuance	350,000	—
Proceeds from equity infusion from the merger, net of redemptions	442,684	—
Legacy Sema4 Shareholder payout	(230,665)	—
Payment of transaction costs	(51,760)	—
Stock Appreciation Rights payout	(3,795)	—
Repayment of long-term debt	(8,741)	—
Capital lease principal payments	(2,960)	(3,384)
Long-term debt principal payments	(1,000)	—
Proceeds from long-term debt	—	6,000
Exercise of stock options	995	—
Net cash provided by financing activities	494,758	119,942

Net increase in cash, cash equivalents and restricted cash	343,216	24,672
Cash, cash equivalents and restricted cash, at beginning of period	118,960	115,006
Cash, cash equivalents and restricted cash, at end of period	$462,176	$139,678

Supplemental disclosures of cash flow information
Cash paid for interest	$2,128	$1,826
Cash paid for taxes	$50	$—
Purchases of property and equipment in accounts payable and accrued expenses	$193	$268
Software development costs in accounts payable and accrued expenses	$1,228	$1,629
Assets acquired under capital leases obligations	$641	$5,637

Sema4 Holdings Corp.
Reconciliation of Revenue to our Adjusted Gross Profit & Adjusted EBITDA (In thousands)

The following is a reconciliation of revenue to our Adjusted Gross Profit and Adjusted Gross Margin for the three months ended September 30, 2021 and 2020:

	Three months ended September 30,
	2021	2020
	(in thousands)
Revenue	$43,178	$38,608
Cost of services	58,752	36,530
Gross (Loss) Profit	(15,574)	2,078
Gross Margin	(36)%	5%
Add:
Stock-based compensation expense	3,699	3,506
Adjusted Gross (Loss) Profit	$(11,875)	$5,584
Adjusted Gross Margin	(28)%	14%

The following is a reconciliation of our net loss to Adjusted EBITDA for the three months ended September 30, 2021 and 2020:

	Three months ended September 30,
	2021	2020
	(in thousands)
Net Income (loss)	$31,392	$(56,615)
Interest expense, net (1)	656	574
Depreciation and amortization	5,491	3,067
Stock-based compensation expense	18,011	29,453
Transaction costs (2)	391	—
Change in fair market value of warrant and earn-out contingent liabilities (3)	(122,171)	—
Other (income) expense, net (4)	343	26
Adjusted EBITDA	$(65,887)	$(23,495)
__________________
(1)Represents the total of Interest Expense related to our capital leases and interest-bearing loans and Interest Income on money market funds.
(2)Represents professional service costs incurred in connection with pursuing the Business Combination transaction that did not meet the requirement for capitalization.
(3)For the three months ended September 30, 2021, represents the change in fair market value of the liabilities associated with our public warrants and private placement warrants and the earn-out shares issuable under the terms of the Merger Agreement.
(4)For the three months ended September 30, 2021, consists primarily of penalties related to early extinguishment of debt.